UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 1, 2020

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F.,

The Metropolis Tower,

10 Metropolis Drive, Hung Hom,

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 8.01 Other Events.

Appointment of Chief Technology Officer

On April 1, 2020, Greenpro Capital Corp. (the “Company”) appointed Yeong Ning (“Mr. Yeong”) as chief technology officer of the Company. Mr. Yeong’s responsibilities include providing technical leadership in all aspects of our business and implementing technology development strategies for the Company.

Mr. Yeong, a Malaysia resident, has over ten years of experience in corporate investment and quantitative trading and has nine years of experience in the information technology industry. Mr. Yeong is a senior investment analyst who specializes in equity, options and futures trading, trading system development, machine learning, big data and artificial intelligence (AI). Mr. Yeong assisted SINEGY Technologies (M) Sdn. Bhd. to develop a new order book system, in which a built-in audit, accounting and clearance order book system can place an order with digital currency. This order book system can place thousands of orders not only in crypto currency, but also can deal with orders in different currencies, commodities, stock, as well as barter trade.

Earlier this year, Mr. Yeong was appointed as an academic advisor at Asia Pacific University in Malaysia and is now mentoring and facilitating training programs in coding and technical analysis in Malaysia. Mr. Yeong owns and manages a financial artificial intelligence company in Malaysia, Pentaip (M) Sdn. Bhd., which company aims to incorporate and integrate the latest financial technology in financial market analysis. He also is known to provide visionary and thought-provoking speeches and presentations on fintech in Malaysia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: April 1, 2020	By:	/s/ Lee Chong Kuang
	Title:	President and Chief Executive Officer